UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 15, 2009
(January 6, 2009)
Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road
Chelmsford, MA 01824
(Address of principal executive offices)
(Zip code)

Registrant’s telephone number, including area code:   (978) 250-2900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ÿ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ÿ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ÿ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ÿ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2009 Stock Incentive Plan

At the Annual Meeting of Stockholders of Sycamore Networks, Inc. (the “Company”) held on January 6, 2009, the Company’s stockholders approved (1) the 2009 Stock Incentive Plan to replace the Company’s 1999 Stock Incentive Plan for grants of equity-based awards to the Company’s officers, directors, employees, and consultants (the “2009 Stock Incentive Plan”) and (2) the 2009 Non-Employee Director Stock Option Plan to replace the Company’s 1999 Non-Employee Director Stock Option Plan for grants of non-qualified stock option awards to the Registrant’s directors who are not employees or officers of the Company.

The 2009 Stock Incentive Plan was included as Appendix A to the Company’s proxy statement filed with the Securities and Exchange Commission (the “Commission”) on November 24, 2008 and as Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed with the Commission on January 6, 2009. The terms and conditions of the 2009 Stock Incentive Plan and information pertaining to certain participants in the 2009 Stock Incentive Plan are described in detail in the proxy statement. The foregoing description of the 2009 Stock Incentive Plan is qualified in its entirety by the full text of the 2009 Stock Incentive Plan, which is incorporated by reference into this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number                Description

10.1                      Sycamore Networks, Inc. 2009 Stock Incentive Plan (incorporated by reference to Sycamore Networks, Inc.’s Registration Statement on Form S-8 (Registration Statement No. 333-156599) filed with the Commission on January 6, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

By:	/s/ Alan R. Cormier
Alan R. Cormier
General Counsel and Secretary
(Duly Authorized Officer)

Dated: January 15, 2009